     As filed with the Securities and Exchange Commission on April 24, 1998
                                         Registration Statement No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3

                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                           THE LEARNING COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

              DELAWARE                                   94-2562108
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)


                              ONE ATHENAEUM STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 494-1200
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)

                             ----------------------

                                 NEAL S. WINNEG
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           THE LEARNING COMPANY, INC.
                              ONE ATHENAEUM STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 494-1200
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_____________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_____________.


     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          -------------------------------------------------------------



                                      CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                      Proposed           Proposed
             Title of Each Class of                    Amount          Maximum           Maximum
           Securities to be Registered                 to be       Offering Price       Aggregate          Amount of
                                                     Registered       Per Share       Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share........... 1,662,492(1)      $25.90625(2)      $43,068,934(2)        $12,706
------------------------------------------------------------------------------------------------------------------------


(1) Consists of (i) 1,366,743 shares of Common Stock issued in connection with the acquisition of Mindscape, Inc. and related companies, (ii) 19,164 shares issued in connection with the acquisition of tewi Verlag GmbH on July 21, 1995, (iii) 177,476 shares issued or expected to be issued in connection with the acquisition of Domus Software B.V. on September 20, 1996, (iv) 99,109 shares issued or expected to be issued in connection with the acquisition of Rossipaul Medien GmbH on April 5, 1997.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the New York Stock Exchange on April 21, 1998.


          -------------------------------------------------------------


     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                   SUBJECT TO COMPLETION, DATED APRIL 24, 1998


PROSPECTUS

                           THE LEARNING COMPANY, INC.


                        1,662,492 SHARES OF COMMON STOCK

                              ---------------------

     This prospectus covers the offer and sale (the "Offering") of 1,662,492 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of The Learning Company, Inc. (the "Company"). The Shares may be offered and sold from time to time for the account of certain stockholders of the Company (the "Selling Stockholders"). See "The Selling Stockholders." The Shares were issued, or are expected to be issued, to the Selling Stockholders in connection with the acquisition by the Company of Mindscape, Inc. and related companies ("Mindscape") on March 27, 1998, and in connection with certain earn-out payments made or to be made with respect to the prior acquisitions by the Company of tewi Verlag GmbH ("tewi") on July 21, 1995, Domus Software B.V. ("Domus") on September 20, 1996 and Rossipaul Medien GmbH ("Rossipaul") on
April 5, 1997. See "The Acquisitions."

     The Company will generally not receive any of the proceeds from the sale of the Shares covered by this Prospectus, except that net proceeds received by Mindscape Holding Company in excess of $30,000,000, if any, shall be paid to the Company. See "Use of Proceeds." The Company will bear all expenses (excluding any underwriting discounts and commissions) incurred in effecting the registration of the Shares held by Mindscape Holding Company, Inc. ("Mindscape Holding Company") covered by this Prospectus, including, without limitation, (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws; (iii) all expenses of printing (including printing certificates for the Common Stock and printing of prospectuses); (iv) all fees and disbursements of counsel for the Company and a single counsel for Mindscape Holding Company; (v) all application and filing fees in connection with listing the Common Stock on a national securities exchange; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

     With respect to each of the other Selling Stockholders, the Company will bear all costs (excluding any underwriting discounts and commissions or expenses incurred by such Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by such Selling Stockholders in taking possession of or disposing of the Shares), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus held by such Selling Stockholders, including, without limitation, all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, fees and expenses of accountants for the Company, printing expenses and blue sky fees and expenses.

     The Shares of Mindscape Holding Company covered by this Prospectus may be sold from time to time by Mindscape Holding Company, or by its pledgees, donees, transferees or other successors in interest to or through underwriters or dealers designated from time to time pursuant to an underwritten offering or by Mindscape Holding Company pursuant to one or more block trades, at market prices prevailing at the time of sale or at negotiated prices. To the extent required, certain terms of the sale of the Shares in respect of which this Prospectus is being delivered, including, where applicable, the names of the underwriters, dealers and agents, the public offering price, and any applicable commissions, discounts or other terms constituting compensation to such underwriters, dealers or agents, will be set forth in a Prospectus Supplement. See "Plan of Distribution - Mindscape."

     The Shares covered by this Prospectus, other than the Shares held by Mindscape Holding Company, may be sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, through the writing of options on the Shares, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution - tewi, Domus and Rossipaul."

     The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. See "Plan of Distribution."

     The Company's Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "TLC." On April 22, 1998, the closing sale price of the Common Stock on the NYSE was $26.625 per share.



                             ----------------------

               THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
                OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

                             ----------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.


                              ---------------------


                  The date of this Prospectus is April __, 1998

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy and information statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Company is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to such Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, filed with the Commission on March 13, 1998;

          (ii) The Company's Current Report on Form 8-K, dated March 12, 1998, and filed with the Commission on March 17, 1998;

          (iii) The Company's Definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 21, 1998, filed with the Commission on April 2, 1998;

          (iv) The Company's Current Report on Form 8-K, dated March 27, 1998, and filed with the Commission on April 13, 1998; and

          (v) The Company's Registration Statement on Form 8-A, filed with the Commission on October 29, 1996.


     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: The Learning Company, Inc., One Athenaeum Street, Cambridge, Massachusetts 02142, Attention: Secretary, Telephone: (617) 494-1200.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION


     Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 2B of the Exchange Act. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth in "Risk Factors" herein.

                                   THE COMPANY

     The Learning Company, Inc. (the "Company") develops and publishes a broad range of high quality branded consumer software for personal computers ("PCs") that educate across every age category, from young children to adults. The Company's primary emphasis is in education and reference software, but it also offers a selection of lifestyle, productivity and, to a lesser extent, entertainment products, both in North America and internationally.

     The Company's educational products are principally sold under a number of well known brands, including The Learning Company, Minnesota Educational Computing Corporation ("MECC") and Creative Wonders brands. The Company develops and markets educational products for children ages 18 months to 7 years in the popular "Reader Rabbit" family, which includes both single-subject and multi-subject titles such as Reader Rabbit's Reading 1 and Reader Rabbit's Math 1, and Reader Rabbit's Toddler, Reader Rabbit's Pre-School, Reader Rabbit's Kindergarten and Reader Rabbit's 1st Grade. The Company also publishes educational products for this age group based on the popular Sesame Street and Madeline characters, among others. For children seven years and older, the Company develops and markets engaging educational products such as the long-running "Trail" series, which includes Oregon Trail 3rd Edition, as well as products based on the popular Baby-Sitter's Club books. During 1997, the Company launched its American Girls Premiere title, which is marketed towards girls in this age group.

     The Company develops and markets several different lines of software designed to teach children and adults such foreign languages as French, German, Spanish and Japanese. These lines include, among others, the Learn to Speak and Berlitz lines of products.

     The Company's reference products include the "Compton's Home Library" line which includes, among others, Compton's Interactive Encyclopedia and Compton's World Atlas. In addition, the Company offers a line of medical reference products that includes BodyWorks, Home Medical Reference Library and Mosby's Medical Encyclopedia. The Company's productivity line is marketed under the SoftKey and the Creative Office brands. The Company also publishes a lower-priced line of products in box version under the Key and Classics brands and a jewel-case only version under the SoftKey brand.

     During 1997, the Company began offering an Internet filtering product with the introduction of the popular Cyber Patrol, which allows parents and teachers to choose what content on the Internet is appropriate for children. Adults can choose to block material organized into many different categories such as violence, nudity, explicit sexual material and hate speech. In addition to marketing the product to homes and schools, the Company is also marketing to corporations a version of Cyber Patrol that can block sites with content such as sports, leisure and shopping to improve productivity in the office.

     The Company distributes its products through retail channels, including direct sales to computer electronics stores, office superstores, mass merchandisers, discount warehouse stores and software specialty stores which control over 23,000 North American storefronts. The Company also sells its products directly to consumers through the mail, telemarketing and the Internet, and directly to schools. The Company's international sales are conducted from subsidiaries in Germany, France, Holland, Ireland, the United Kingdom, Australia and Japan. The Company also derives revenue from licensing its products to original equipment manufacturers ("OEMs") which bundle the Company's products for sale with computer systems or components and through on-line offerings.

     The Company has a history of acquiring companies in order to broaden its product lines and sales channels. In March 1998, the Company completed the acquisition of Mindscape, a publisher of educational, productivity and entertainment software. During 1997, the Company completed a number of small complementary acquisitions in the educational software segment. During the third quarter of 1997, the Company acquired Learning Services Inc. ("Learning Services") (a national school software catalog for teachers), Skills Bank Corporation ("Skills Bank") (a developer of older age and remedial educational software for schools) and Microsystems Software, Inc. ("Microsystems") (an Internet filtering publisher and creator of Cyber Patrol). During the fourth quarter of 1997, the Company acquired control of Creative Wonders, L.L.C. ("Creative Wonders") (a developer of branded children's educational software) and acquired TEC Direct, Inc. (the publisher of an educational consumer software catalog).

     In May 1996, the Company consummated the acquisition of MECC, an educational software publisher. That acquisition, together with the acquisitions in December 1995 of The Learning Company ("The Former Learning Company") and Compton's NewMedia, Inc. ("Compton's"), marked the completion of the Company's strategic initiative to expand its educational software franchise.

     The Company was incorporated in California in October 1978 and reincorporated in Delaware in October 1986. In February 1994, the Company, which was then known as WordStar International Incorporated, completed a three-way business combination with SoftKey Software Products Inc. and Spinnaker Software Corporation in which the Company changed its name to SoftKey International Inc. In October 1996, the Company changed its name from SoftKey International Inc. to The Learning Company, Inc. to reflect its expanded emphasis on educational software. The Company's executive offices are located at One Athenaeum Street, Cambridge, Massachusetts 02142. Its telephone number is (617) 494-1200, and its internet web site is located at http:/www.learningco.com. "The Learning Company, Inc." and all of the Company's logos and product names are trademarks of the Company.

                                  RISK FACTORS

     The Shares offered hereby involve a high degree of risk. The following risk factors should be considered carefully in addition to the other information included or incorporated by reference in this Prospectus before purchasing the Shares offered hereby.

INTENSE COMPETITIVE ENVIRONMENT

     The consumer software industry is intensely and increasingly competitive and is characterized by rapid changes in technology and customer requirements. The Company competes for retail shelf space and general consumer awareness with a number of companies that market consumer software. The Company encounters competition from both established companies, including the largest companies in the industry, and new companies that may develop comparable or superior products. A number of the Company's competitors and potential competitors possess significantly greater capital, marketing resources and brand recognition than the Company. Rapid changes in technology, product obsolescence and advances in computer software and hardware require the Company to develop or acquire new products and to enhance its existing products on a timely basis. The Company's marketplace has recently experienced a higher emphasis on online and Internet related services and content tailored for this new delivery vehicle. To the extent that demand increases for online products and content, the demand for the Company's existing products may change. There can be no assurance that the Company will be able to successfully maintain market share and otherwise compete successfully in the future.

     Competitive pressures in the software industry have resulted, and the Company believes may continue to result, in pressure to reduce the prices of its products or risk loss of market share. In response to such competitive pressures during early 1997 the Company reduced the retail selling price of certain of its educational products. There can be no assurance that the Company's competitors' product selling prices will not continue to decline in the future or that the Company will not respond to such declines with additional price reductions. Such price reductions may reduce the Company's revenues and operating margins in the future. During 1997, the Company and many of its competitors began using rebate coupons in order to induce consumers to purchase their products. In addition, the Company uses various forms of prints and television advertising to enhance brand and product awareness. The use of these methods of channel marketing and advertising is becoming more prevalent among the larger consumer software publishers. To the extent that the Company fails to match competitors' future channel marketing and advertising programs, it could risk loss of market share and corresponding revenues and operating profits.

     Large companies with substantial bases of intellectual property content in the motion picture and media industries, sophisticated product marketing and technical abilities and/or financial resources that may not need to realize an immediate profit or return on investment have increasingly entered or announced their intention to enter the consumer software market. These competitors include Microsoft Corporation, The Walt Disney Company, Mattel, Inc., Hasbro, Inc. and Cendant Corporation (formerly CUC International Inc.). For example, technology companies have begun to acquire greater access to content, and content-oriented companies have begun to acquire greater technological capabilities. To the extent that competitors achieve a performance, price or distribution advantage, the Company could be adversely affected. Furthermore, increased consolidation of the consumer software market may impact future growth potential and performance.

INTENSE COMPETITION FOR DISTRIBUTION CHANNELS

     In the retail distribution channel, resellers typically have available a limited amount of shelf space and promotional resources. There is intense competition for high quality and adequate levels of shelf space and promotional support from retailers. To the extent that the number of consumer computer platforms and products increases, this competition for shelf space may also increase. The Company also competes for shelf space against non-educational and reference category publishers such as games. To the extent that these vendors acquire greater shelf space, the Company's position may be reduced. Mass merchants such as Wal-Mart and Kmart are increasingly becoming a larger portion of the Company's sales. As these retailers achieve greater market share from the traditional software retailers, the Company may experience higher marketing costs and increased competition for shelf space, which could impact future sales and operating margins. Additionally, as technology changes, the type and number of distribution channels will further change and new types of competitors, such as cable or telephone companies, are likely to emerge. There can be no assurance that the Company will compete effectively in these channels in the future.

     The retail channels of distribution available for products are subject to rapid changes as retailers and distributors enter and exit the consumer software market or alter their product inventory preferences. Other types of retail outlets and methods of product distribution may become important in the future. These new methods may include delivery of software using online services or the Internet, which will necessitate certain changes in the Company's business and operations including addressing operational challenges such as improving download time for pictures, images and programs, ensuring proper regulation of content quality and developing sophisticated security for transmitting payments. Should on-line distribution channels increase, the Company will be required to modify its existing technology platforms in order for its products to be compatible and remain competitive. It is critical to the success of the Company that, as these changes occur, it maintain access to those channels of distribution offering software in its market segments.

ACQUISITIONS, BUSINESS COMBINATIONS AND STRATEGIC ALLIANCES

     The Company has historically expanded its business through, among other strategies, acquisitions, business combinations and strategic alliances. Moreover, the consumer software industry as a whole has recently experienced consolidation. The Company believes that its customers will in the future demand that the Company offer increasing numbers of titles throughout the range of product categories. The Company believes that in many cases the most efficient means to acquire such titles or the ability to develop or license such titles is to enter into acquisitions, business combinations or strategic alliances with consumer software companies and others.

     The Company continuously evaluates and considers other businesses of varying sizes as potential strategic partners and candidates for acquisition (whether negotiated or non-negotiated) and continuously engages in discussions with certain businesses in pursuit of possible transactions. Certain of these businesses may be substantial in size as compared to the Company. There can be no assurance that the Company will enter into any such transaction or, if the Company does identify and consummate such a transaction, that the transaction will enable the Company to achieve its goals.

     Acquisitions or business combination transactions that would result in further expansion of the Company's business in the entertainment and educational product areas may result in a higher degree of product acceptance risk and longer development cycles for the Company's products. In addition, companies that develop entertainment software (for PC, Sega, Nintendo and 3DO platforms) typically experience lower gross margins than the Company has experienced from its current operations. Further, should purchase accounting be used by the Company for future acquisitions or business combination transactions, such accounting treatment may result in large, one-time expense charges for in-process research and development costs and short amortization periods for acquired technology and other intangible assets acquired in the transaction.

     Competition for suitable acquisitions, business combinations and strategic alliances and the cost of these transactions have recently been increasing. The future availability of desirable prospects for these transactions in the computer software industry is uncertain. In addition, assuming that the Company is able to identify appropriate transaction prospects, the execution and implementation of acquisitions, business combinations and strategic alliances involves a significant time commitment from senior management and can result in large restructuring costs. There can be no assurance that suitable opportunities will be identified, that transactions can be consummated or that assets, businesses or relationships acquired in such transactions can be integrated successfully into the Company's operations.

LEVERAGE

     As of April 4, 1998, the Company had outstanding $303,650,000 principal amount of 5 1/2% Senior Convertible Notes due 2000 (the "Notes"). The Notes will be redeemable by the Company on or after November 2, 1998 at declining redemption prices. If the holders of the Notes do not convert the Notes held by them into Common Stock, there can be no assurance that the Company's operating cash flow will be sufficient to meet its debt service requirements, or that the Company will be able to repay the Notes at maturity or in accordance with their respective terms or to refinance the Notes on favorable terms or at all.

MANAGEMENT OF GROWTH; INTEGRATION OF ACQUIRED BUSINESSES; KEY EMPLOYEES

     The Company is currently experiencing a period of rapid growth that is placing and will likely continue to place a strain on the Company's financial, management and other resources in the future. The Company's ability to continue to manage its growth effectively will require it, among other things, to continue to improve its operational, financial and management information systems and to continue to attract, train, motivate, manage and retain key employees. If the Company's management becomes unable to manage growth effectively, the Company's business, operating results and financial condition could be adversely affected. For example, over the past two years, the Company has acquired The Former Learning Company, Compton's, Compton's Learning Company, MECC, Learning Services, Skills Bank, Microsystems, TEC Direct and Mindscape, among other companies. Should certain key employees not be retained, future operating results may be adversely affected.

     Additionally, as a result of such acquisitions, the Company faces challenges relating to integration of operations such as coordinating geographically separate organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. The process of combining organizations may cause an interruption of, or a loss of momentum in, the activities of the Company's business, which could have an adverse effect on the revenues and operating results of the Company, at least in the near term.

     The ability of software companies with significant internal development and marketing capabilities to continue to manage growth, develop competitive new products and respond to rapid technological change depends on an ability to attract, motivate, manage and retain talented developers, product marketers and other employees with valuable technological and marketing expertise. The Company's educational software products require a substantially larger internal development and marketing staff than its operations had previously required. If the Company is unable to attract, motivate, manage and retain such employees, the Company's results of operations will likely be adversely affected.

NEW PRODUCTS AND RAPID TECHNOLOGICAL CHANGE

     The Company operates in a highly competitive and technology driven environment. The consumer software industry is undergoing substantial change and is subject to a high level of uncertainty. Software companies must continue to develop or acquire new products or upgrade existing products on a timely basis to sustain revenues and profitable operations. Factors contributing to the short life span of PC software have included rapid technological change and an expanded demand for content-rich products. Software companies must continue to create or acquire innovative new products reflecting technological changes in hardware and software and translate current products into newly accepted hardware and software formats, in order to gain and maintain a viable market for their products. PC hardware, in particular, is steadily advancing in power and function, expanding the market for increasingly complex and flexible software products. This has also resulted in longer periods necessary for research and development of new products and a greater degree of unpredictability in the time necessary to develop products. Furthermore, the rapid changes in the market and the increasing number of new products available to consumers have increased the degree of consumer acceptance risk with respect to any specific title that the Company may publish. It is expected that this trend will continue and may become more pronounced in the future.

     The Company's rights to license many of its software products are non-exclusive and, generally, of limited duration, and there is no assurance the Company will be able to continue to obtain new products from developers or to maintain or expand its market share in the event that a competitor offers the same or similar software products. If the Company is unable to develop or acquire new products in a timely manner as revenues decrease from products reaching the end of their natural life cycle, the Company's results of operations will be adversely affected.

     Certain of the Company's products, such as The American Girls Premiere and the Sesame Street line of products, among others, include branded content licensed from third parties. This content is licensed pursuant to agreements with terms of finite duration and which may contain restrictions on the Company's ability to develop future products without the consent of the applicable licensor. If the Company is not able to develop future products under these agreements or enter into alternative arrangements with the same or additional licensors, the Company's operating results could be adversely affected.

COMPETITION FOR SHELF SPACE AND PROMOTIONAL SUPPORT

     Retailers of the Company's products typically have a limited amount of shelf space and promotional resources, and there is intense competition among high-quality educational software products for adequate levels of shelf space and promotional support from retailers. To the extent that the number of consumer software products and computer platforms increases, this competition for shelf space may intensify. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts and product return policies, as well as cooperative market development funds. Retailers often require software publishers to pay fees in exchange for preferred shelf space. The amounts paid to retailers by software publishers for preferred shelf space are customarily determined by arms-length negotiations on a case by case basis, and there is no general formula or industry standard for determining such fees. There can be no assurance that such retailers will continue to purchase the Company's products, provide the Company's products with adequate levels and quality of shelf space or continue to participate with the Company in cooperative advertising, promotional or market development arrangements. In addition, the Company has implemented new promotional programs, including coupon rebates and other various programs through print and television media. These programs may increase the Company's cost of marketing and reduce operating margins.

SIGNIFICANT PRICE REDUCTIONS IN PERSONAL COMPUTER SOFTWARE

     Recently, several major publishers of PC software, including the Company, have significantly reduced the prices of their products with the goal of gaining greater market share. The retail and wholesale prices of many of the Company's products have declined and the Company has introduced new lines of lower-priced software products. There can be no assurance that such price reductions or new product lines will result in an increase in unit sales volume or that prices will not continue to decline in the future. Such a decline would lead to a decrease in the revenues from, and gross margin on, sales of such products in the future and could result in lower cash flow or operating margins.

RISK OF INTERNATIONAL OPERATIONS

     The Company derived approximately 19% of its revenues in the year ended January 3, 1998 from sales occurring outside North America. These revenues are subject to the risks normally associated with international operations, including currency conversion risks, limitations (including taxes) on the repatriation of earnings, slower and more difficult accounts receivable collection, greater difficulty and expense in administering business abroad, complications in complying with foreign laws and the necessity of obtaining requisite export licenses, which on occasion may be delayed or difficult to obtain. In addition, while United States copyright law, international conventions and international treaties may provide meaningful protection against unauthorized duplication of software, the laws of foreign jurisdictions may not protect the Company's proprietary rights to the same extent as the laws of the United States. Software piracy has been, and can be expected to be, a persistent problem for participants in the "shrink-wrap" software industry, including the Company. These problems are particularly acute in certain international markets such as South America, the Middle East, the Pacific Rim and the Far East.

PROTECTION OF PROPRIETARY RIGHTS; RISK OF INFRINGEMENT CLAIMS

     The Company relies on a combination of trade secret, copyright, trademark and other proprietary rights laws and license agreements to protect its rights to its software products and related documentation. The Company does not have any patents. United States copyright law, international conventions and international treaties, however, may not provide meaningful protection against unauthorized duplication of the Company's software. The Company generally licenses its externally developed products rather than transferring title and has relied on contractual arrangements with recipients and users of its products to establish certain proprietary rights and to maintain confidentiality of those products protected by trade secret law. Consistent with standard industry practice, the Company's products generally are licensed pursuant to "shrink-wrap" licenses that are not signed by the licensee. The enforceability of such licenses has not been conclusively determined. The Company's products do not contain any mechanisms to prevent or inhibit unauthorized copying.

     The Company has registered numerous trademarks in the United States and Canada, and a smaller number in other countries, for titles or components of its products and has trademark registrations pending in the United States and other countries for various new products.

     Policing unauthorized use of a broadly disseminated product such as PC software is very difficult. Software piracy can be expected to be a persistent problem for the "shrink-wrap" software industry. These problems are particularly acute in certain international markets such as South America, the Middle East, the Pacific Rim and the Far East.

     The Company periodically receives communications alleging or suggesting that its products may incorporate material covered by the copyrights, trademarks or other proprietary rights of third parties. With the increased use of music and animation in CD-ROM products and the increased number of software products on the market generally, the Company is likely to experience an increase in the number of infringement claims asserted against it in the future. With respect to licensed products, the Company is generally indemnified against liability on these matters. The Company's policy is to investigate the factual basis of such communications and to resolve such matters promptly by enforcing its rights, negotiating licenses (if necessary) or taking other appropriate actions.

     In certain circumstances, litigation may be necessary to enforce the Company's proprietary rights, to protect copyrights, trademarks and trade secrets and other intellectual property rights owned by the Company or its licensors, to defend the Company against claimed infringements of the rights of others and to determine the scope and validity of the proprietary rights of the Company and others. Any such litigation, whether with or without merit, could be costly and a diversion of management's attention, which could have an adverse effect on the Company's business, operating results or financial condition. Adverse determinations in litigation relating to any of the Company's products could result in the loss of the Company's proprietary rights, subject the Company to liabilities, require the Company to seek licenses from third parties or prevent the Company from selling that product.

DEPENDENCE ON MAJOR SUPPLIER

     In 1997, the production, assembly and distribution of the Company's North American line of products was performed by two units of Bertelsmann AG (collectively, "BMG"), (with the exception of school channel products and certain OEM products). The Company believes that its existing production capacity is sufficient to handle anticipated increases in volume and titles into the foreseeable future. Although the Company believes that suitable alternative suppliers exist, there can be no assurance that any termination or modification of the agreement with BMG would not result in a short-term business interruption for the Company.

YEAR 2000 COMPLIANCE

     The Company has initiated an internal study to ensure that its computer systems and related applications are Year 2000 compliant. The Company has been taking, and will continue to take, actions intended to resolve Year 2000 issues through planned replacement or upgrades of its software systems. During the execution of this project the Company has incurred, and may continue to incur, internal staff costs as well as consulting and other expenses related to enhancements necessary to prepare systems for the year 2000. Based on information currently available to it, the Company believes it will be able to modify or replace any affected systems in time to minimize any detrimental effects on operations, and that any affected systems in time to minimize any detrimental effects on operations, and that any additional associated costs will not be material to the financial condition or results of operations of the Company. The Company is in the process of determining the effect of this issue on its vendors' and customers' systems. There can be no assurance that the systems of such third parties will be Year 2000 compliant on a timely basis, or that the Company's results of operations will not be adversely affected by the failure of systems operated by third parties to properly operate in the year 2000.

HISTORY OF OPERATING LOSSES

     A variety of factors may cause period-to-period fluctuations in the Company's operating results, including integration of operations resulting from acquisitions of companies, products or technologies, revenues and expenses related to the introduction of new products or new versions of existing products, changes in selling prices, customer delays in purchases in anticipation of upgrades to existing products, currency fluctuations, dealer and distributor order patterns, general economic trends or a slowdown of PC sales and seasonality of customer buying patterns. Historical operating results of the Company and its predecessors cannot be relied upon as indicative of the future performance of the Company. On an historical basis, the Company incurred net losses of $65,960,000 for the year ended January 6, 1996 (after amortization, merger and other costs of $103,172,000), $405,451,000 for the year ended
January 4, 1997 (after amortization, merger and other costs of $501,330,000) and $475,667,000 for the year ended January 3, 1998 (after amortization, merger and other costs of $515,016,000). The Company had net income of $21,145,000 for the year ended December 31, 1994. There can be no assurance that the Company will be profitable in the future.

CAPITAL RESOURCES

     The expansion of the Company's current business involves significant financial risk and capital investment. There is no assurance that financing will be available in the future to meet the needs of the Company for additional investment.

DEPENDENCE ON CONTINUED PERSONAL COMPUTER SALES

     The success of the Company is dependent upon the continuing use of PCs, and especially multimedia PCs, in the consumer and school market. A general decrease in unit sales of PCs or shift to an alternative means of delivery could adversely affect the Company's future results of operations.

VOLATILITY OF STOCK PRICE

     The Common Stock is quoted on the NYSE. The market price of the Common Stock, like that for the shares of many other high technology companies, has been and may continue to be volatile. Recently, the stock market in general and the shares of personal computer software companies in particular have experienced significant price fluctuations. These broad market fluctuations, as well as general economic and political conditions and factors such as quarterly fluctuations in results of operations, the announcement of technological innovations, the introduction of new products by the Company or its competitors and general conditions in the computer hardware and software industries may have a significant impact on the market price of the Common Stock.


                                 USE OF PROCEEDS

MINDSCAPE

     The Company will bear all expenses (the "Mindscape Expenses") (excluding any underwriting discounts and commissions) incurred in effecting the registration of the Shares held by Mindscape Holding Company covered by this Prospectus, including, without limitation, (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws; (iii) all expenses of printing (including printing certificates for the Common Stock and printing of prospectuses); (iv) all fees and disbursements of counsel for the Company and a single counsel for Mindscape Holding Company; (v) all application and filing fees in connection with listing the Common Stock on a national securities exchange; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

     Mindscape Holding Company will receive the proceeds (excluding any underwriting discounts and commissions) from the sale of Shares held by it, provided that if the net proceeds received by Mindscape Holding Company from the sale of the Shares covered hereby is greater than $30,000,000 (the "Base Amount"), Mindscape Holding Company shall pay to the Company an amount equal to the amount by which the proceeds exceed the Base Amount. The Company intends to use proceeds received by it, if any, to pay the Mindscape Expenses. The Company intends to use the balance of the net proceeds of this Offering received by it, if any, to fund working capital requirements and for other corporate purposes.

TEWI, DOMUS AND ROSSIPAUL

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders of tewi, Domus and Rossipaul. The Company will bear all costs (excluding any underwriting discounts and commissions or expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in taking possession of or disposing of the Shares), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus held by the Selling Stockholders, including, without limitation, all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, fees and expenses of accountants for the Company, printing expenses and blue sky fees and expenses.

                                THE ACQUISITIONS

MINDSCAPE

     Pursuant to a Stock Purchase Agreement, dated March 5, 1998, as amended, by and between the Company, Mindscape Holding Company, Inc., Pearson Overseas Holdings, Ltd. and Pearson Netherlands, BV, the Company acquired all of the outstanding capital stock of Mindscape. A portion of the purchase price was settled by issuance by the Company of 1,366,743 shares of its Common Stock to Mindscape Holding Company.

TEWI

     Pursuant to a Share Purchase Agreement, dated July 21, 1995, by and among the Company and Ziff-Davis Verlag GmbH and Helmut Kunkel ("Kunkel"), the Company acquired all of the outstanding shares of tewi. Pursuant to an Earn-Out Agreement, dated July 21, 1995 (the "tewi Earn Out Agreement"), by and between the Company and Kunkel, the Company agreed to issue shares of Common Stock to Kunkel if certain revenue and operating income targets were achieved for 1996 and 1997. An aggregate of 19,164 of the Shares covered hereby represent shares of Common Stock the Company issued pursuant to the tewi Earn-Out Agreement.

DOMUS

     Pursuant to a Share Purchase Agreement, dated September 20, 1996 (the "Domus Agreement"), by and among the Company and Berends Advies en Beheer B.V., Oscar W.R. van Dijk Consultancy en Beheer B.V. and Johan J.R. van Dijk Consultancy en Beheer B.V. (collectively, the "Domus Sellers") and Mr. M.P. Berends, Mr. O.W.R. van Dijk and Mr. J.J.R. van Dijk (collectively, the "Domus Beneficiaries"), the Company acquired the outstanding shares of Domus. Under the Domus Agreement, the Company agreed to issue shares of Common Stock to the Domus Sellers upon achievement of certain revenue and operating income targets for 1996, 1997, 1998 and 1999. An aggregate of 177,476 of the Shares covered hereby (the "Domus Shares") represent shares of Common Stock the Company has issued or may issue under this agreement.

     In accordance with the Domus Agreement, an aggregate of 12,516 of the Domus Shares have been, or when issued may be, placed in escrow as a source of indemnification for the Company. These Shares are scheduled to be released from escrow on September 20, 1998, provided that shares will not be released from escrow to the extent necessary to secure or satisfy any claim for indemnification made by the Company prior to such date.

ROSSIPAUL

     Pursuant to a Share Purchase Agreement, dated as of April 5, 1997, as amended (the "Rossipaul Agreement"), by and among the Company and Rainer Rossipaul and Rossipaul Kommunikation GmbH (collectively, the "Rossipaul Sellers"), Softkey Holding Company GmbH, a subsidiary of the Company, purchased all of the outstanding shares of Rossipaul. Under the Rossipaul Agreement, the Company agreed to pay cash or issue shares of Common Stock to the Rossipaul Sellers upon achievement of certain revenue and operating income targets for 1997, 1998 and 1999. An aggregate of 99,109 of the Shares covered hereby (the "Rossipaul Shares") represent shares of Common Stock the Company has issued or may issue under this agreement.

     In accordance with the Rossipaul Agreement, up to an aggregate of 19,822 of the Rossipaul Shares have been or may be placed in escrow as a source of indemnification for the Company. These Shares are scheduled to be released from escrow at the latest of (i) April 5, 2000 or (ii) until any threatened or specific legal claims against the Company which, directly or indirectly, relate to existing, conditional or potential obligations or liabilities of the Company for the time on or prior to April 5, 1997 have been finally resolved by court decision or settlement of the respective parties or (iii) any disputes with respect to any claims whatsoever raised under the Rossipaul Agreement against the Rossipaul Sellers or vice versa have been finally resolved by unappealable court decisions or settlement of the respective parties.


                            THE SELLING STOCKHOLDERS

     The following table sets forth, to the knowledge of the Company, certain information, as of April 22, 1998, with respect to the Selling Stockholders for whom the Company is registering the Shares for resale to the public. The shares of Common Stock covered by this Prospectus were issued or are expected to be issued to the Selling Stockholders in connection with certain acquisitions by the Company. See "The Acquisitions."

     To the Company's knowledge, except as set forth below, the Selling Stockholders hold no positions or offices with, have not been employed by, and have not otherwise had any material relationship with the Company or any of its subsidiaries within the past three years.



                                   Number of                                                      Percentage of
                                   Shares of                               Number of Shares         Shares of
                                 Common Stock           Number of          of Common Stock        Common Stock
                                 Beneficially           Shares of            Beneficially         Beneficially
      Name of Selling             Owned Prior          Common Stock          Owned after           Owned after
        Stockholder               to Offering         Offered Hereby         Offering(1)          Offering (1)
        -----------               -----------         --------------         -----------          ------------
MINDSCAPE
      Mindscape Holding           1,366,743            1,366,743                  0                    0%
      Company
TEWI
      Helmut Kunkel                  49,177               19,164               30,013                  *
DOMUS
      Berends Advies en              34,777               59,158(2)            13,916                  *
      Beheer B.V.
      Oscar W.R. van Dijk            30,861(3)            59,159(4)            10,000                  *
      Group
      Johan J.R. van Dijk            20,861               59,159(5)               0                    0%
      Consultancy en
      Beheer B.V.
ROSSIPAUL
      Rainer Rossipaul               21,397               99,109(6)               0                    0%

--------------------

*    Less than 1% of the outstanding Common Stock.

(1) It is unknown if, when or in what amounts the Selling Stockholders may offer Shares for sale and there can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby. Because the Selling Stockholders may offer all or some of the Shares pursuant to this Offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares that will be held by the Selling Stockholders after completion of the Offering, no estimate can be given as to the amount of the Shares that will be held by the Selling Stockholders after completion of the Offering. However, for purposes of this table, the Company has assumed that, after completion of the Offering, no Shares will be held by the Selling Stockholders.

(2) Includes 38,297 shares of Common Stock which may be issued to Berends Advies en Beheer B.V. pursuant to an earn-out arrangement in the Domus Agreement.

(3) Represents 20,861 shares of Common Stock owned by Oscar W.R. van Dijk Consultancy en Beheer B.V. and 10,000 shares of Common Stock owned by Oscar W.R. van Dijk, the sole shareholder of Oscar W.R. van Dijk Consultancy en Beheer B.V.

(4) Includes an aggregate of 38,298 shares of Common Stock which may be issued to Oscar W.R. van Dijk Consultancy en Beheer B.V. pursuant to an earn-out arrangement in the Domus Agreement.

(5) Includes an aggregate of 38,298 shares of Common Stock which may be issued to Johan J.R. van Dijk Consultancy en Beheer B.V. pursuant to an earn-out arrangement in the Domus Agreement.

(6) Includes an aggregate of 77,712 shares of Common Stock which may be issued to Rainer Rossipaul pursuant to an earn-out arrangement in the Rossipaul Agreement.

TEWI

     Under an Employment Agreement, dated July 20, 1995, between the Company and Kunkel, Kunkel held the position of General Manager of tewi until August 31, 1997.

DOMUS

     Under a Management Agreement, dated September 20, 1996, between the Company and Oscar W. R. van Dijk Consultancy en Beheer B.V. ("Oscar W. R. van Dijk Management B.V."), Oscar W.R. van Dijk Management B.V. provided management services to Domus until November 6, 1997.

     Under a Management Agreement, dated September 20, 1996, between the Company and Johan J.R. van Dijk Consultancy en Beheer B.V. ("Johan J.R. van Dijk Management B.V"), Johan J. R. van Dijk Management B.V. provided management service to Domus until December 31, 1997.

     Under a Consultancy Agreement, dated September 20, 1996, between the Company and Berends Advies en Beheer B.V. ("Berends Advies"), Berends Advies provided advisory and support services to Domus until December 31, 1997.

ROSSIPAUL

     Pursuant to a Service Agreement, dated April 5, 1997, Rainer Rossipaul has agreed to serve as Managing Director of Rossipaul Medien GMbH and tewi until April 5, 2000.

                              PLAN OF DISTRIBUTION

     In offering the Shares covered hereby, the Selling Stockholders, or their respective pledgees, donees, transferees or other successors in interest and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any of the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

MINDSCAPE

     The Shares held by Mindscape Holding Company covered hereby may be offered and sold from time to time by Mindscape Holding Company, or by its pledgees, donees, transferees or other successors in interest, only pursuant to an underwritten offering or pursuant to one or more block trades. The Company has the right to select the managing underwriter(s) for the underwritten offering, subject to approval of Mindscape Holding Company, which approval will not be unreasonably withheld. Any block trade will be effected through a broker-dealer selected by the Company and approved by Mindscape Holding Company (which approval will not be unreasonably withheld), PROVIDED, THAT no such block trade will be made on terms that are not approved by the Company and provided further that Mindscape Holding Company will not be required to seek any such block trades.

     The Company has agreed with Mindscape Holding Company to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier of (i) such time as all of the Shares of Mindscape Holding Company covered by this Prospectus have been disposed of pursuant to and in accordance with such Registration Statement or (ii) one year following the date on which the Registration Statement first becomes effective under the Securities Act. The Company intends to de-register any of the Shares not sold by Mindscape Holding Company at the end of such period.

TEWI, DOMUS AND ROSSIPAUL

     The Shares covered hereby may be offered and sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to one or more of the following methods: (i) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (ii) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (iii) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. In effecting sales, broker-dealers engaged by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders, or from their pledgees, donees, transferees or other successors in interest in amounts to be negotiated immediately prior to the sale.

                                  LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Neal S. Winneg, General Counsel of the Company. Mr. Winneg owns options to purchase an aggregate of 140,000 shares of Common Stock, which are to become exercisable in periodic installments through January 1999.

                                     EXPERTS

     The consolidated balance sheets as of January 3, 1998 and January 4, 1997 and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended January 3, 1998, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of the firm as experts in accounting and auditing.

     The financial statements as of December 31, 1997 and 1996 and for the years then ended of the Mindscape Group, incorporated by reference in this Prospectus, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================


     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION OF AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE HEREOF.


                                ---------------


                                TABLE OF CONTENTS

                                                                            PAGE
Available Information....................................................     3
Incorporation of Certain Documents
  By Reference...........................................................     3
Special Note Regarding Forward-Looking
  Information............................................................     5
The Company..............................................................     6
Risk Factors.............................................................     8
Use of Proceeds..........................................................    14
The Acquisitions.........................................................    15
The Selling Stockholders.................................................    16
Plan of Distribution.....................................................    19
Legal Matters............................................................    19
Experts..................................................................    20




                                ---------------


================================================================================

================================================================================



                           THE LEARNING COMPANY, INC.




                                1,662,492 SHARES
                                  COMMON STOCK










                                 --------------

                                   PROSPECTUS

                                 --------------









                                 April __, 1998






================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except expenses incurred by the Selling Stockholder for brokerage or certain legal services or any other expenses incurred by the Selling Stockholder in taking possession of or disposing of the Shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.


Filing Fee - Securities and Exchange Commission...................... $12,706

Legal fees and expenses of the Company...............................  40,000
Accounting fees and expenses.........................................  10,000
Printing expenses....................................................   3,500
Miscellaneous expenses...............................................   3,794


         Total Expenses.............................................. $70,000
                                                                      =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 8 of the Company's Restated Certificate of Incorporation, as amended, provides for elimination of directors' personal liability and indemnification as follows:

     8.   LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

     8.1 ELIMINATION OF CERTAIN LIABILITIES OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     8.2  INDEMNIFICATION AND INSURANCE.

          8.2.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to its fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974, excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          8.2.2 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate, Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

          8.2.3 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law."

     The Company has purchased directors' and officers' liability insurance which would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such. In addition, certain of the Company's directors may be entitled to indemnification and advancement of expenses under the charter documents of Tribune Company and may be covered by directors' and officers' liability insurance maintained by Tribune Company.

ITEM 16.          EXHIBITS


EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
 5             Opinion of Neal S. Winneg, Esq.

 23.1          Consent of Coopers & Lybrand, L.L.P.

 23.2          Consent of Price Waterhouse LLP.

 23.3          Consent of Neal S. Winneg, Esq., included in Exhibit 5 filed herewith.

 24            Power of Attorney (See page II-5 of this Registration Statement).


ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 24th day of April, 1998.


                                      THE LEARNING COMPANY, INC.



                                      By: /s/ Michael J. Perik
                                          --------------------------------------
                                          Michael J. Perik
                                          Chairman of the Board and Chief
                                          Executive Officer




                                POWER OF ATTORNEY


     We, the undersigned officers and directors of The Learning Company, Inc., hereby severally constitute Michael J. Perik, R. Scott Murray and Neal S. Winneg, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable The Learning Company, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            Signature                                    Title                                      Date
            ---------                                    -----                                      ----
 /s/ Michael J. Perik                    Chairman of the Board and Chief Executive              April 24, 1998
-----------------------------------      Officer (Principal Executive Officer)
     Michael J. Perik


 /s/ R. Scott Murray                     Executive Vice President and Chief Financial           April 24, 1998
-----------------------------------      Officer (Principal Financial and Accounting
     R. Scott Murray                     Officer)


 /s/ Kevin O'Leary                       President and Director                                 April 24, 1998
-----------------------------------
     Kevin O'Leary

 /s/ Lamar Alexander                     Director              April 24, 1998
-----------------------------------
     Lamar Alexander


 /s/ Michael A. Bell                     Director              April 24, 1998
-----------------------------------
     Michael A. Bell


 /s/ James C. Dowdle                     Director              April 24, 1998
-----------------------------------
     James C. Dowdle


 /s/ Robert Gagnon                       Director              April 24, 1998
-----------------------------------
     Robert Gagnon



-----------------------------------      Director              April __, 1998
     Carolynn N. Reid-Wallace


 /s/ Robert A. Rubinoff                  Director              April 24, 1998
-----------------------------------
     Robert A. Rubinoff


 /s/ Scott M. Sperling                   Director              April 24, 1998
-----------------------------------
     Scott M. Sperling


 /s/ Anthony J. DiNovi                   Director              April 24, 1998
-----------------------------------
     Anthony J. DiNovi


 /s/ Mark E. Nunnelly                    Director              April 24, 1998
-----------------------------------
     Mark E. Nunnelly


 /s/ Mark J. Zepf                        Director              April 24, 1998
-----------------------------------
     Paul J. Zepf


                                  EXHIBIT INDEX


EXHIBIT
NUMBER                 DESCRIPTION
-------                -----------

  5       Opinion of Neal S. Winneg, Esq.

  23.1    Consent of Coopers & Lybrand, L.L.P.

  23.2    Consent of Price Waterhouse LLP.

  23.3    Consent of Neal S. Winneg, Esq., included in Exhibit 5 filed herewith.

  24      Power of Attorney (See page II-5 of this Registration Statement).